Exhibit 99.B.h.(xiv)

EIGHTH AMENDMENT TO FUND ACCOUNTING AGREEMENT

Effective January 1, 2012

The Fund Accounting Agreement dated January 3, 2000 by and between HARTFORD SERIES FUND, INC. and HARTFORD LIFE INSURANCE COMPANY is hereby amended to restate Schedule C as attached hereto.

HARTFORD SERIES FUND, INC.

/s/ James Davey
James Davey
President

HARTFORD LIFE INSURANCE COMPANY

/s/Tamara L. Fagely
Tamara L. Fagely
Vice President

SCHEDULE C

To the Fund Accounting Agreement

between Hartford Series Fund, Inc. and Hartford Life Insurance Company

MUTUAL FUND ACCOUNTING FEES

Annual Fee calculated at the following annual rate based on the Aggregate Fund Net Assets:

Hartford High Yield HLS Fund, and Total Return Bond HLS Fund
Average Daily Net Assets	Annual Rate
On first $5 billion	0.020%
On next $5 billion	0.018%
Over $10 billion	0.016%

Hartford Capital Appreciation HLS Fund, Hartford Global Research HLS Fund, and Hartford Portfolio Diversifier HLS Fund		Hartford Advisers HLS Fund and Hartford International Opportunities HLS Fund
Average Daily Net Assets	Annual Rate	Average Daily Net Assets	Annual Rate
On first $5 billion	0.018%	On first $5 billion	0.016%
On next $5 billion	0.016%	On next $5 billion	0.014%
Over $10 billion	0.014%	Over $10 billion	0.012%

Hartford Global Growth HLS Fund		Hartford Dividend and Growth HLS Fund, Hartford Disciplined Equity HLS Fund, and Hartford Small Company HLS Fund
Average Daily Net Assets	Annual Rate	Average Daily Net Assets	Annual Rate
On first $5 billion	0.014%	On first $5 billion	0.012%
On next $5 billion	0.012%	Over $5 billion	0.010%
Over $10 billion	0.010%

Hartford Healthcare HLS Fund,
Hartford Growth HLS Fund,
Hartford Index HLS Fund,
Hartford MidCap HLS Fund
Hartford MidCap Value HLS Fund,
Hartford Money Market HLS Fund,
Hartford Stock HLS Fund and
Hartford Value HLS Fund

American Funds Asset Allocation HLS Fund
American Funds Blue Chip Income & Growth HLS Fund
American Funds Bond HLS Fund
American Funds Global Bond HLS Fund
American Funds Global Growth & Income HLS Fund
American Funds Global Growth HLS Fund
American Funds Global Small Capitalization HLS Fund
American Funds Growth HLS Fund
American Funds Growth-Income HLS Fund,
American Funds International HLS Fund, and
American Funds New World HLS Fund

Average Daily Net Assets	Annual Rate	Average Daily Net Assets	Annual Rate
All assets	0.010%	All assets	0.010%